UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Report as of July 22, 2004

GENERAL BINDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-2604
(Commission File Number)

36-0887470
(I.R.S. employer identification No.)

One GBC Plaza,
Northbrook, Illinois 60062
(Address of principal executive offices, including zip code)

(847) 272-3700
(Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1  Press release of Registrant dated July 21, 2004.
99.2  Tables to press release of Registrant dated July 21, 2004.

Item 9. Regulation FD Disclosure (Information furnished in this Item 9 is furnished pursuant to Item 12).

Registrant is furnishing its press release and related tables to the press release dated July 21, 2004, which reports Registrant's second quarter 2004 results, pursuant to Item 12, "Results of Operations and Financial Condition", of Form 8-K. The press release and related tables are included herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

                                                                                                                          GENERAL BINDING CORPORATION

                                                                                                                           By: /s/ Steven Rubin
                                                                                                                                   Steven Rubin
                                                                                                                                   Vice President, Secretary &
                                                                                                                                   General Counsel
                                                                                                                                   July 22, 2004

2

Exhibit 99.1

GBC REPORTS 2nd QUARTER 2004 RESULTS
Improved Earnings on Stable Revenues

Northbrook, IL, July 21, 2004 -- General Binding Corporation (Nasdaq: GBND) today announced results for the second quarter of 2004. The company achieved net income of $2.6 million for the quarter, or diluted earnings per share of $0.15, an improvement from the loss per share of ($0.32) for the second quarter of 2003, which included $8.4 million of pre-tax restructuring charges. Total company sales for the quarter were $174.4 million, a 1.9% increase over the same period of the prior year.

"The improvements in top line revenue, segment operating income and net income on a year over year basis are especially notable as several of our businesses continue to be subject to pricing pressures," said Dennis Martin, Chairman of the Board, President and Chief Executive Officer. "GBC's successful ongoing implementation of our Operational Excellence initiatives is driving lower product and operating costs."

2nd Quarter Results
Financial results for the quarter included the following highlights:

  Sales totaled $174.4 million, up 1.9%, or $3.2 million from the second quarter of 2003. A 12.7% increase in the Industrial & Print Finishing Group ("IPFG"), mainly attributable to the domestic digital print finishing and European commercial films businesses, was partially offset by a sales decline in the Commercial & Consumer Group's ("CCG") domestic operations. Increased sales in the Europe Group were primarily due to favorable exchange rates. Exchange rate movements positively affected international sales within each of the Groups.
  The Company's gross profit margin for the quarter was down 1.1 percentage points compared to the prior year due to continued pricing pressures, particularly in CCG's North American office products and IPFG's domestic commercial films businesses.
  Selling, service and administrative expenses decreased $0.6 million from the prior year, in spite of the adverse effect of exchange rate movements on international expenses.
  Segment Operating Income of $11.7 million for the quarter was 1.2% higher than for the same period of 2003. Reduced corporate operating expenses, along with improved performance in IPFG and Europe, offset lower earnings in CCG.
  Interest expense for the quarter totaled $6.6 million, $3.6 million lower than in 2003. Several factors contributed to the expense reduction including lower debt levels and lower interest rates resulting from the Company's June 2003 bank facility refinancing. Included in interest expense in 2003 was $1.1 million related to the loss on extinguishment of the Company's prior credit facility.
  No restructuring expenses were recorded in the current period. In the second quarter of 2003, restructuring and other expenses totaled $8.4 million related to manufacturing rationalization and workforce reduction programs.
  Income tax expense was $2.0 million for the quarter, compared to a $2.1 million tax benefit reported for the same period last year.
  Earnings totaled $0.15 per share for the second quarter, compared to a net loss of ($0.32) reported in the second quarter 2003.
  Total net debt at the end of the quarter, adjusted for cash and equivalents, was $313.6 million, up $21.2 million from the beginning of the year but down $19.9 million from a year ago.

Six-Month Results

For the first half of 2004, sales were $345.3 million, up 1.4% from the prior year. Net income for the period was $0.18 per share, including pre-tax charges totaling $0.8 million, compared to a net loss of ($0.32) per share last year, including pre-tax charges of $9.8 million.

Conference Call

On July 22, 2004, at 10:00 a.m. Central Time, GBC's management will host a conference call to discuss the Company's second quarter 2004 results. The live presentation, and an archived replay, will be available via an internet webcast and can be accessed from the investor relations section of GBC's website at www.gbc.com or from www.streetevents.com.

GBC is a world leader in products that bind, laminate, and display information enabling people to accomplish more at work, school and home. GBC's products are marketed in over 100 countries under the GBC, Quartet, and Ibico brands. These products are designed to help people enhance printed materials and organize and communicate ideas.

This press release includes forward-looking statements involving uncertainties and risks, and there can be no assurance that actual results will not differ from the Company's expectations. The words "should," "believes," "anticipates," "plans," "may," "expects" and other expressions that indicate future events and trends identify forward-looking statements. Factors that could cause materially-different results include, among other things, competition within the office products and lamination film products markets, effects of general economic conditions, the restructuring activities associated with the integration and go-to-market strategies of the Company's business units, the ability of the Company's distributors to successfully market the Company's products and other risks described in the Company's filings with the S.E.C. The Company assumes no obligation to update its forward-looking statements.

Contact: Tony Giuliano, Treasurer and Director, Investor Relations
(847) 291-5451
inv-rel@gbc.com (E-mail)
www.gbc.com (GBC's website)

Exhibit 99.2

			Exhibit A to
		2004 Q2 Earnings Release

GENERAL BINDING CORPORATION
THREE AND SIX MONTHS ENDED JUNE 30, 2004
(Amounts in Thousands except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
CONSOLIDATED SUMMARY OF INCOME	2004	2003	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$ 174,375	$ 171,150	$ 345,306	$340,585
Cost of sales:
Product cost of sales, including development
and engineering	106,787	102,958	212,393	204,923
Selling, service and administrative	55,822	56,416	112,021	113,965
Amortization of intangible assets	41	189	229	377
Restructuring	-	8,384	823	9,789
Interest expense	6,599	10,247	13,391	19,545
Other expense (income), net	583	137	928	(188)
Income (loss) before taxes	4,543	(7,181)	5,521	(7,826)
Income tax expense (benefit)	1,957	(2,057)	2,485	(2,785)
Net income (loss)	$ 2,586 ======	$ (5,124) =====	$ 3,036 ======	$ (5,041) =======
Earnings (loss) per share:
Basic	$ 0.16 =====	$ (0.32) ====	$ 0.19 =====	$ (0.32) =====
Diluted	$ 0.15 =====	$ (0.32) ====	$ 0.18 =====	$ (0.32) =====

Avg. common shares outstanding (basic)	16,180	15,961	16,143	15,956
Avg. common shares outstanding (diluted)	16,837	15,961	16,887	15,956

				Exhibit B to
			2004 Q2 Earnings Release

GENERAL BINDING CORPORATION
SEGMENT INFORMATION
(Amounts in Thousands)
		Net Sales		Net Sales
		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2004	2003	2004	2003
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

	Commercial and Consumer Group	$ 108,897	$ 111,467	$ 214,325	$ 221,037
	Industrial and Print Finishing Group	39,107	34,704	76,910	68,238
	Europe	26,371	24,979	54,071	51,310
	Total	$ 174,375 =======	$ 171,150 =======	$ 345,306 =======	$ 340,585 =======

		Segment		Segment
		Operating Income (1)		Operating Income (1)
		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2004	2003	2004	2003
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

	Commercial and Consumer Group	$ 11,221	$ 12,867	$ 19,825	$ 24,493
	Industrial and Print Finishing Group	4,987	4,806	9,782	9,360
	Europe	1,444	1,206	3,594	2,494
	Unallocated corporate items	(5,927)	(7,292)	(12,538)	(15,027)
	Total	$ 11,725 ======	$ 11,587 ======	$ 20,663 ======	$ 21,320 ======

		Reconciliation of Segment Operating Income
		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2004	2003	2004	2003
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	Total segment operating income	$ 11,725	$ 11,587	$ 20,663	$ 21,320
	Interest expense	6,599	10,247	13,391	19,545
	Restructuring and other expenses	-	8,384	823	9,789
	Other expense (income)	583	137	928	(188)
	Income (loss) before taxes	$ 4,543 =====	$ (7,181) =====	$ 5,521 =====	$ (7,826) =====
Notes:
(1)

Segment operating income is defined as net sales less product cost of sales, selling, service and administrative expenses and amortization of intangibles.  Restructuring and other expenses are not included in segment results. Additionally, certain expenses of a corporate nature and certain shared expenses are not allocated to the business groups.

Exhibit C to
2004 Q2 Earnings Release

GENERAL BINDING CORPORATION
BALANCE SHEET
(Amounts in Thousands)
		June 30,	December 31,
CONDENSED BALANCE SHEET		2004	2003
Assets		(Unaudited)
Current assets:
Cash and equivalents		$ 3,948	$ 9,568
Receivables, net		130,359	128,391
Inventories		104,729	86,240
Other		33,840	33,914
Total current assets		272,876	258,113
Capital assets, net		87,864	94,986
Other assets		177,062	176,251
Total Assets		$ 537,802 =======	$ 529,350 =======

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable		$ 51,722	$ 51,253
Accrued liabilities		74,933	85,119
Notes payable and current maturities		21,881	19,995
Total current liabilities		148,536	156,367
Long-term debt less current maturities		295,671	282,019
Other long-term liabilities		36,517	36,755
Total stockholders' equity		57,078	54,209
	Total Liabilities and Stockholders' Equity	$ 537,802 =======	$ 529,350 =======

SELECTED FINANCIAL INFORMATION
(Amounts in Thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Depreciation and amortization expense	$ 6,149 =====	$ 6,852 =====	$ 12,374 ======	$ 13,715 ======
Capital expenditures	$ 2,018 =====	$ 2,583 =====	$ 3,594 ======	$ 4,006 ======